June 22, 1995 (Revised June 30, 1995)


Mr. Kevin A. Schinani
Director, Agency-Company Products & Services
ACORD Corporation
One Blue Hill Plaza
15th Floor
P.O. Box 1529
Pearl River, NY  10965-8529

Dear Kevin:

It was a pleasure meeting with you and Greg again today. It was a reassuring to see the progress you have made in your project. You should be commended for your efforts for making this project a reality.

David and I look forward to working with you to achieve your goals. As we discussed, placing ObjectSoft Corporation ("ObjectSoft") on retainer, places us on your team. Together we can achieve ACORD's goals over the next few months.

OUR UNDERSTANDING OF THE PRESENT SITUATION
We understand that ACORD Corporation ("ACORD") is in the process of building the first object oriented electronic forms for Vehicles. You require several things to be completed by ObjectSoft over the next 3 months:

1. Design and build an initial draft of the Implementors Guide by 08/14/95
2. Design and build the final draft of the Implementors Guide and sample code by 09/30/95
3. Meet with Accent to understand their new forms system and its use in the Print Object
4. Design initial draft of programming specifications for print object by 08/25/95
5. Design final detailed programming specifications for the Print Object and Prototype code by 09/30/95
6.         Attend ACORD planning meetings
7.         Attend Greg's standards committee meetings

After the design specifications are complete, you may require ObjectSoft to provide and OLE programmer to work on implementing the Printer Object and providing sample code.

ACORD wishes to provide a programmer also, so development and maintenance of code can be transferred as soon as possible. It is understood that ACORD will be the sole owner of all documentation and code created for this project as a "work for hire." To the extent that such code utilizes objects owned by ObjectSoft, ObjectSoft hereby grants, upon payment of the fees specified herein, a permanent, royalty-free license to use such objects in conjunction with objects created for ACORD under this Agreement.

OBJECTSOFT'S UNIQUE APPROACH
The ObjectSoft retainer provides ACORD with top level ObjectSoft expertise at a substantial discount. ObjectSoft will provide ACORD with bi-weekly status reports indicating:
1.         Amount of monthly retainer used by task
2.         List of risks and possible solutions
3.         Status of ObjectSoft assigned tasks
4. Expected remaining work by task If time is left unused in any month, ACORD can apply that time to the OLE programmer to complete programming tasks.

The OLE programmer will be provided on a time & materials basis at a labor rate of $800/day as needed.

STAFFING, TIMING, FEES, AND CANCELLATIONS
Staff is assigned as requested by ACORD. Times are based on staff classification and fees are computed at a reduced rate. David and I are usually commissioned for an amount of time to help transfer knowledge and provide our experiences to your team. The proposed amount is $20,000 per month for 10 days of either David or my time. This reflects a substantial discount from our normal daily rate of $2800.00

Payments are as follows:
1.         First payment, due with signed contract, for $30,000
2.         Second payment of $20,000 is due August 23, 1995
3.         Third payment of $10,000 is due 09/25/95
An extra programmer days for the sample and prototype code will be deducted from any unused days; additional time if requested and provided, will be billed separately at the end of each month.

This retainer is established for a 3 month period beginning July 1, 1995 and can be extended by ACORD in 3 month increments at the current rates, or monthly at our regular published rate. Any unused days at the end of the first 3 months can be applied to the month of October.

           Owed ACORD          5 Days
           Used                1.5 Days - Boston Conference

                               .5 Days - Meeting with Kevin & Greg 6/22/95 3 Days - Draft of OLE Implementors Guide

ObjectSoft appreciates this opportunity to respond to your request. To accept this service, please sign this letter below, and return one copy to us with a check $30,000. Please feel free to call if you have any questions about this proposal or any aspect of our services.

Sincerely yours,


/s/George J. Febish
-----------------------------------
George J. Febish
President


ACCEPTED:

/s/Kevin A. Schinani
-----------------------------------
ACORD Corporation


by:
   --------------------------------

Date:        7/30/95
     ------------------------------

                                ACORD CORPORATION
                NON-DISCLOSURE AND INVENTION RETENTION AGREEMENT


This Agreement (the "Agreement") made between ACORD Corporation ("ACORD"), a corporation organized under the laws of the State of Delaware, having its principal place of business at One Blue Hill Plaza, Pearl River, New York 10985 and ObjectSoft Corporation ("Company"), a corporation organized and existing under the laws of the State of New Jersey, having its principal office and place of business at 50 E. Palisade Avenue, Englewood, New Jersey 07611, (address, city, state, zip) and entered into as of 7/5/95.

In consideration of the mutual promises and covenants contained in this Agreement, ACORD's disclosure of confidential information to Company, and any payments made or to be made by ACORD or Company, the parties hereto agree as follows:

1.         CONFIDENTIAL INFORMATION AND CONFIDENTIAL MATERIALS.

           (a) "Confidential Information" means non public information that ACORD designates as being confidential or which, under the circumstances surrounding disclosure, ought to be treated as confidential. "Confidential Information" includes, without limitation, information relating to released or unreleased ACORD software products or services, the marketing or promotion of any ACORD product, ACORD's business policies or practices, and information received from others that ACORD is obligated to treat as confidential. Confidential information disclosed to Company by any ACORD Subsidiary and/or agents is covered by this Agreement.

           (b) Confidential Information shall not include any information that: (i) is or subsequently becomes publicly available without Company's breach of any obligation owed ACORD; (ii) become known to Company prior to ACORD's disclosure of such information to Company; (iii) became known to Company from a source other than ACORD other than by the breach of an obligation of confidentiality owned to ACORD; or (iv) is independently developed by Company.

           (c) "Confidential Materials" shall mean all tangible materials containing Confidential Information, including without limitation written or printed documents and computer disks or tapes, whether machine or user readable.

2.         RESTRICTIONS.

           (a) Company shall not disclose any Confidential information to third parties for five (5) years following the date of its disclosure by ACORD to Company, except to Company's consultants as provided below. However, Company may disclose Confidential Information in accordance with judicial or other governmental order, provided Company shall give ACORD reasonable notice prior to such disclosure and shall comply with any applicable protective order or equivalent.

           (b) Company shall take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information, to keep confidential the Confidential Information. Company may disclose Confidential Information or Confidential Materials only to Company's employees or consultants on a need-to-know basis. Company shall execute appropriate written agreements with its employees and consultants sufficient to enable it to comply with all the provisions of this Agreement.

           (c) Confidential Information and Confidential Materials may be disclosed, reproduced, summarized or distributed only in pursuance of Company's business relationship with ACORD, and only as otherwise provided hereunder.
Company agrees to segregate all such Confidential Materials from the confidential materials of others in order to prevent commingling.

           (d) Company may not reverse engineer, decompile or dissemble any software disclosed to Company.

3.         INVENTIONS.

           (a) Company agrees that it will promptly make full written disclosure to ACORD, will hold in trust for the sole right and benefit of ACORD, and hereby assign to ACORD, or its designee, all its right, title and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Company may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice (collectively referred to as "Invention"), as a result of Company's business relationship with ACORD, that Company and ACORD agree in advance are to be ACORD's property. Company further acknowledges that all original works of authorship which are made by Company (solely or jointly with others) within the scope of and during the period of this business relationship, that Company and ACORD agree in advance are ACORD's property, and which are or can be protected by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

           (b) Company agrees to assist ACORD, or its designee, in the securing of ACORD's rights in the inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to ACORD of all pertinent information and date with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which are necessary in order to apply for and obtain such rights and in order to assign and convey to ACORD, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Company further agrees that its obligation to execute or cause to be executed, when it is in its power to do so, any instrument or papers shall continue after the termination of this Agreement. If ACORD is unable because of Company's mental or physical incapacity or for any other reason to secure Company's signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering inventions or original works of authorship assigned to ACORD as above, then Company hereby irrevocably designates and appoints ACORD and its duly authorized officers and agents and its agent and attorney in fact, to act for an in its behalf and stead to executed and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Company.

           (c) Company agrees that for a period of twelve (12) months immediately following the termination of its relationship with ACORD for any reason, whether with or without cause, it shall not either directly or indirectly encourage any of ACORD's employees to leave their employment, or attempt to solicit, induce, recruit, encourage or take away employees of ACORD, either for itself or for any other person or annuity.

4.         RIGHTS AND REMEDIES.

           (a) Company shall notify ACORD immediately upon discovery of any unauthorized use or disclosure of Confidential Information and/or Confidential Materials, or any other breach of this Agreement by Company, and will cooperate with ACORD in every reasonable way to help ACORD regain possession of the Confidential Information and/or Confidential Materials and prevent its further unauthorized use.

           (b) Company shall return all originals, copies, reproductions and summaries of Confidential Information and Confidential Materials at ACORD's request or, at ACORD's option, certify destruction of the same.

           (c) Company acknowledges that unauthorized disclosure of Confidential Information or inventions will cause irreparable injury to ACORD, inadequately compensable in damages, and that ACORD shall be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

           (d) ACORD may visit Company's premises, with reasonable prior notice and during normal business hours, to review Company's compliance with the terms of this Agreement.

5.         MISCELLANEOUS.

           (a) All Confidential Information and Confidential Materials are and shall remain the property of ACORD. By disclosing information to Company, ACORD does not grant any express or implied right to Company to or under ACORD patents, copyrights, trademarks, or trade secret information.

           (b) If ACORD provides pre-release software as Confidential Information or Confidential Materials under this Agreement, such pre-release software is provided "as is" without warranty of any kind. Company agrees that neither ACORD nor its supplier shall be liable for any damages whatsoever relating to Company's use of such pre-release software.

           (c) Any software and documentation provided under this Agreement is provided to Company with restricted rights. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph (c) (t) (iii) of The Rights in Technical Data and Computer Software clause at DFARS 252-227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software Restricted Rights at 42 CFR 62-227-19, as applicable. Manufacturer is ACORD Corporation, One Blue Hill Plaza, Pearl River, NY 10985-8528.

           (d) Company agrees that it does not intend nor will it, directly or indirectly, export or re-export (i) any Confidential Information or Materials or (iii) any product (or any part thereof), process, or service that is the direct product of the Confidential Information or Materials (A) to any country that is subject to U.S. export restrictions (currently including, but not necessarily limited to, Cuba, the Federal Republic of Yugoslavia (Serbia and Montenegro), Iran, Iraq, Libya, North Korea, Syria and Vietnam), or to any national or any such country, wherever located, who intends to transmit or transport the products back to such country; (B) to any end-user who Company knows or has reason to know will utilize them in the design, development or production of nuclear, chemical or biological weapons; or (C) to any end-user who has been prohibited from participating in U.S. export transactions by any federal agency of the U.S. government.

6.         ENTIRE AGREEMENT.

           This Agreement contains the complete and exclusive agreement between the parties relating to the subject matter herein. This Agreement supersedes, and the terms of this Agreement govern, any prior or contemporaneous agreements, understandings, representations, communications or proposals, oral or written, between the parties relating to the subject matter of this Agreement, all of which are merged herein as Confidential Information. It is also understood and agreed that no usage of trade or other regular practice or method of dealing between the parties hereto shall be used to modify, interpret, supplement or alter in any manner the terms of this Agreement. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless it is in writing, dates subsequent to this Agreement, and signed by the parties hereto. Action taken in reliance upon a writing not signed by both parties shall not be entitled to compensation on the basis of equitable estoppel or any other equitable theory. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of ACORD, its agents, or employees, but only by an instrument in writing signed by an authorized officer of ACORD. No waiver of any provision of this Agreement shall constitute a waiver of any other provision(s) or of the same provision on another occasion.

7.         LEGAL FEES.

           If any arbitration or legal proceeding is brought by one party against the other out of or relating to this Agreement the successful or prevailing party shall be entitled, in addition to other rights and remedies it may have, to reimbursement for its expenses incurred thereby, including reasonable attorney's fees.

8.         APPLICABLE LAW; INTERPRETATION.

           This Agreement and its performance shall be construed in accordance with and governed by the laws of the State of New York applied to agreements wholly negotiated, executed and performed therein. This Agreement shall be construed and interpreted according to its fair meaning and without regard to any presumption or other rule requiring construction against the party drafting or causing this Agreement to be drafted.

9.         NOTICES.

           Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted under this Agreement shall be in writing and shall be given by personal delivery, first class mail, postage prepaid, or telefacsimile addressed as follows:

                     ACORD:               ACORD CORPORATION
                                          One blue Hill Plaza - 15th Floor
                                          P.O. Box 1529
                                          Pearl River, New York 10965-8528
                                          Telefacsimile:  814-620-3800

                     COMPANY:             ObjectSoft Corp.
                                          50 E. Palisade Ave.
                                          Englewood, NJ  07631
                                          Attn:  David E.Y. Sarna
                                          Telefacsimile:  201-816-1640

           The address of a party may be changed by giving written notice as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date received.

10.        NO ASSIGNMENT.

           Company shall not assign or transfer any other rights herein granted in any manner whatsoever without prior written consent of ACORD; provided, however, that Company may assign this Agreement without the consent of ACORD to any successor to Company by merger or consolidation or to any purchase of all or substantially all of the assets or business of Company, provided, however, that such successor or purchaser agree in writing to be bound by the terms and conditions of this Agreement. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the respective parties hereto and their heirs, personal representatives, successors and permitted assigns.

11.        PARTIAL INVALIDITY.

           If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, than the remaining provisions shall nevertheless remain in full force and effect. The parties agree to negotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision.

12.        SUGGESTIONS AND FEEDBACK.

           ACORD may from time to time request suggestions, feedback or other information from Company concerning Confidential Information, inventions, or an released or unreleased ACORD software or hardware. Any suggestions, feedback or other disclosures made by Company are and shall be entirely voluntary on Company's part and shall not create any obligations on the part of ACORD or a confidential relationship between Company and ACORD. ACORD shall be free to disclose and use Company's suggestions, feedback, or other information as ACORD sees fit, entirely without obligation of any kind to Company.

           IN WITNESS WHEREOF, the parties have executed this Agreement on this 5 day of JULY, 1995.


ACORD CORPORATION


By: /s/    KEVIN A. SCHINANI         (Name)
   ----------------------------------
   DIRECTOR, PRODUCTS & SERVICES     (Title)
   ----------------------------------


OBJECTSOFT CORPORATION

Compay: OBJECTSOFT CORPORATION
        -----------------------------
By:     DAVID E. Y. SARNA            (Name-Print)
   ----------------------------------

      /s/ DAVID E. Y. SARNA          (Signature)
   ----------------------------------
       CHAIRMAN                      (Title)
   ----------------------------------



                  See Amendment to Non-Disclosure and Invention
                        Retention Agreement of even date.

                                ACORD CORPORATION
                         AMENDMENT TO NON-DISCLOSURE AND
                          INVENTION RETENTION AGREEMENT


The Agreement entitled "NON-DISCLOSURE AND INVENTION RETENTION AGREEMENT" (the "Agreement") of even date with this agreement, by and between ACORD Corporation, ("ACORD") and ObjectSoft Corporation ("ObjectSoft") is hereby amended, from inception, as follows:

1.         Confidentiality

                      Provisions related to confidentiality are hereby modified to exclude any materials or information in the public domain or licensed from a third party.

2.         Mutuality

                      Sections 1 through 5 of the Agreement are hereby modified to apply in like manner to ACORD with respect to ObjectSoft.

3.         Deleted Provisions

                      Section 5(c) and 5(d) of the Agreement are hereby deleted

4.         Added Provisions

                      The following paragraph is added:

                      3(d) ACORD understands that Company regularly engages in the creation of software objects, and other works and that any work created by the Company (solely or jointly with others), at its own expense, or with funding provided by parties other than ACORD, are the property of the Company and/or its partners or customers, and ACORD hereby disclaims any ownership or rights in such objects or other works. The provisions of this Section 3 shall only apply to inventions which are solely as a result of Company's business relationship with ACORD.

All other provisions of the Agreement shall remain as written.

AGREED:

ACORD CORPORATION                           OBJECTSOFT CORPORATION


By /s/ KEVIN A. SCHINANI                    By /s/ DAVID SARNA
   ----------------------------------         ----------------------------------
Officer's Name KEVIN A. SCHINANI            Officer's Name DAVID SARNA
               ----------------------                      ---------------------
Date                 7/5/95                 Date                7/5/95
               ----------------------                      ---------------------